EXHIBIT 10.9(A)

                                        FIRST AMENDMENT TO LEASE AGREEMENT

     AMENDMENT dated this 10th day of October, 1998, by and between BROADWAY SQUARE PARTNERS, LLP, a Missouri limited liability partnership ("Landlord") having its principal office at 300 West Eleventh Street, Kansas City, Missouri 64105, and UNITED FIDELITY LIFE INSURANCE COMPANY ("Tenant") having its principal office at 300 West Eleventh Street, Kansas City, Missouri 64105.

     WHEREAS, Landlord is successor to Broadway Square Partners, a Missouri general partnership.

     WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated February 24, 1988 (the "Lease") relating to the premises herein described and located in the building now known as 1055 Broadway (formerly 310 Broadway Square), Kansas City, Missouri.

     WHEREAS, the parties which to amend the Lease as hereinafter more specifically provided, including the extension of the term and a change in the amount of the base rent.

     WHEREAS, terms which are capitalized but not defined herein shall have the same meanings which are given to such terms in the Lease.

     NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants, and conditions herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Premises. The premises shall contain 45,231 square feet of net rentable area and shall include the areas described in Exhibit A attached hereto and made a part of hereof (the "Premises").

     2. Extension of the Term. The term of the Lease is hereby extended for a term commencing immediately upon the expiration of the original term of the Lease and ending September 30, 2010. The extended term shall be upon the same terms, covenants and conditions as those of the initial term, as the same shall have been amended by this amendment.

     3. Base Rental. The Base Rental under the Lease for the 12th floor (22,687 square feet) shall be $13.65 per square foot and $15.83 per square foot for the Penthouse floor (22,544 square feet) for the period beginning September 1, 1998 and ending on the fifteenth anniversary of the Commencement Date. On the fifteenth and twentieth anniversaries of the Commencement Date the Base Rental shall be adjusted as provided in Section 7 of the Lease, except that it shall be increased from the amount thereof hereinabove provided and payable on September 1, 1998, and not from the amount thereof payable on the Commencement Date or the date of the otherwise last adjustment.

     4. Base Rental After Loan Default. Notwithstanding any other provision of the Lease and this Amendment, including without limitation Section 3 hereof, if and when a default occurs under the Promissory Note (the "Note") made by Landlord to Massachusetts Mutual Life Insurance Company ("Mass Mutual") in the original principal amount of $24,000,000 or a default under any of the loan or security documents securing the Note (the "Loan Documents") including the Deed of Trust and Security Agreement, and if such default remains uncured beyond the period of cure provided in the loan documents, the Base Rental from and after such default shall be as follows:

         a) During the period beginning September 1, 1998 and ending August 31, 2003, the annual Base Rental shall be $14.00 per square foot of net rentable area which extends to $633,234 per annum.

         b) During the period beginning September 1, 2003 and ending August 31, 2010, the annual Base Rental shall be $15.00 per square foot of net rentable area which extends to $678,465 per annum.

     5. For the Benefit of Mass Mutual. In consideration of the execution and delivery by Mass Mutual, the current holder of the note, of Subordination, Nondisturbance and Attornment Agreement dated at the date of the Note for the benefit of the Tenant, the legal sufficiency of which is hereby acknowledged by Tenant, the rights and benefits of the foregoing Section 4 shall inure to the benefit of the holder of the Note, and the holder of the Note shall in all respects be entitled to enforce the provisions of Section 4 by all remedies at law or in equity directly against the Tenant without joinder of Landlord.

     6. The Lease. Except as hereinabove provided, the Lease remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment of Lease as of the day and year first above written.


LANDLORD:                                 TENANT:

BROADWAY SQUARE PARTNERS, LLP,            UNITED FIDELITY LIFE INSURANCE COMPANY
a Missouri limited liability partnership

By:     SCOL, Inc., a General Partner,
        a Missouri corporation



      By:                                     By:
      ----------------------------------      ---------------------------------
      Robert J. Graham, Secretary and
      Authorized Representative               Name:
                                              ---------------------------------

                                              Title:
                                              ---------------------------------
By:     DST SYSTEMS, INC., a General Partners,
        A Delaware corporation.



          By:
               ---------------------------------
               Vincent P. Dasta, Vice President
               and Authorized Representative